Exhibit 10.9

DONGFENG MOTOR GROUP COMPANY LTD.
A company with a share capital of RMB 8,616,120,000
Special No. 1 Dongfeng Road, Wuhan Economic and Technology Development Zone
Wuhan, Hubei Province, PRC
Registration number: 914200007581510645
(“DFG”)

DONGFENG MOTOR (HONG KONG) INTERNATIONAL CO LTD. A company with a share capital of RMB 6,000,000 2/F, Kam Chung Comm Bldg, 19-21 Hennessy Road Wanchai, Hong Kong Registration number: 2063146 (“DMHK”)

To	PEUGEOT S.A. Centre Technique de Vélizy Route de Gisy 78140 Vélizy-Villacoublay France To: Carlos Tavares	FIAT CHRYSLER AUTOMOBILES N.V. 25 St. James’s Street London SW1A 1HA United Kingdom To: Mike Manley
Paris, on September 14, 2020

Strictly Confidential
Object: Faurecia Lock-up
Dear Sir,
Reference is made to (i) the Combination Agreement dated as of December 17, 2019 between Peugeot S.A. (“PSA”) and Fiat Chrysler Automobiles N.V. (“FCA” and together with PSA, the “Companies”) relating to the proposed combination of their businesses (the “Combination Agreement”) and (ii) the undertaking letter among DFG and DMHK (together, the “Undersigned”) and PSA dated as of December 17, 2019 (the “Undertaking”).
We understand that on the date hereof, FCA and PSA are entering into an amendment (the “Combination Agreement Amendment”) to the Combination Agreement, a final draft of which has been made available to the Undersigned.
Capitalized terms used but not defined herein shall have the meaning set forth therefor in the Undertaking, except as otherwise provided herein.

In consideration of the agreements set forth in the Combination Agreement Amendment, each of the Undersigned undertakes that it shall not, and shall cause its Affiliated Entities not to, Transfer shares or any voting right or power in any shares or other securities of Faurecia, including any shares of Faurecia received by the Undersigned as a result of the Faurecia Distribution (as such term is defined in the Combination Agreement Amendment), from the date hereof until the date which is 180 days after the completion of the Faurecia Distribution. For the avoidance of doubt, the foregoing restriction shall not restrict any Transfer of shares of Faurecia pursuant to any tender offer for the shares of Faurecia or any merger of Faurecia with any other entity or any similar transaction.
Notwithstanding the foregoing, the Undersigned reserves the right to Transfer Faurecia securities to (A) its Affiliated Entities, if and only if (i) the transferee agrees to be bound by the same obligations with respect to the Faurecia securities as those imposed on the Undersigned and (ii) the Undersigned procures that any such transferee shall immediately transfer to the Undersigned all Faurecia securities, should the transferee cease to be an Affiliated Entity of the Undersigned or (B) to the signatories of the Reference Shareholders Undertakings.
In addition, the provisions of this letter shall expire and be of no further effect or force upon:
(i)the date on which the Combination Agreement is terminated before Closing; or
(ii)in the event the Closing occurs under the Combination Agreement, on the date which is 180 days after the Faurecia Distribution.
The undertaking set forth herein shall expire and be of no further effect in the event PSA (or, following the Closing DutchCo), releases (in whole or in part) any signatory of the Reference Shareholders Undertakings from its similar undertaking, it being specified that PSA may not grant such release without the consent of FCA.
This letter and any disputes arising out of or in connection with this letter shall be governed and construed in accordance with the law of The Netherlands, without giving effect to any choice or conflict of law provision or rule that would require the application of laws of any jurisdiction other than the Netherlands. Any dispute or claim arising out of or relating to this letter will be referred to and finally resolved, (i) before Closing, by three (3) arbitrators under the Rules of Arbitration of the International Chamber of Commerce, with place of arbitration will be Geneva, Switzerland, and English as language of arbitration, and (ii) after Closing, by the Netherlands Commercial Court (Rechtspraak).

Yours sincerely,

/s/ QIAO Yang _______________________________ DFG Represented by QIAO Yang	/s/ QIAO Yang ________________________________ DMHK Represented by QIAO Yang

Acknowledged, this 14th day of September 2020

/s/ Carlos Tavares
____________________________________
Peugeot S.A.
Represented by Carlos Tavares